                                                                       EXHIBIT 5

                                 August 12, 1998


Cardinal Health, Inc.
5555 Glendon Court
Dublin, OH  43016

Gentlemen:

                  I have acted as counsel to Cardinal Health, Inc., an Ohio corporation (the "Company"), in connection with Post-Effective Amendment No. 1 on Form S-8 to the Company's Registration Statement on Form S-4 (the "Registration Statement") filed under the Securities Act of 1933, as amended, (the "Act") relating to the issuance of up to 2,371,167 Common Shares, without par value (the "Common Shares"), of the Company pursuant to the following plans and agreements (collectively, the "Plans") of R.P. Scherer Corporation:

         R.P. Scherer Corporation 1990 Nonqualified Stock Option Plan, as amended
         R.P. Scherer Corporation 1990 Nonqualified Performance Stock Option Plan A, as amended
         R.P. Scherer Corporation 1990 Nonqualified Performance Stock Option Plan B, as amended
         R.P. Scherer Corporation 1992 Stock Option Plan, as amended July, 1995 R.P. Scherer Corporation 1997 Stock Option Plan
         R.P. Scherer Corporation Director Stock Options

                  In connection with the foregoing, I have examined: (a) the Amended and Restated Articles of Incorporation, as amended, and Restated Code of Regulations, as amended, of the Company, (b) the Plans, and (c) such records of the corporate proceedings of the Company and such other documents as I deemed necessary to render this opinion.

                  Based on such examination, I am of the opinion that the Common Shares available for issuance under the Plans, when issued, delivered and paid for in accordance with the terms and conditions of the Plans, will be legally issued, fully paid and nonassessable.

                  I hereby consent to the filing of this Opinion as Exhibit 5 to the Registration Statement and the reference to me in Item 5 of Part II of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                             Very truly yours,


                                             /s/ Paul S. Williams
                                             Paul S. Williams, Esq.